EXHIBIT 21
                            WKI HOLDING COMPANY, INC.


SUBSIDIARIES OF THE REGISTRANT AS OF DECEMBER 31, 2003 ARE LISTED BELOW:


          1.   World Kitchen, Inc. (Delaware)
          2.   EKCO Group, LLC. (Delaware)
          3.   EKCO Housewares, Inc. (Delaware)
          4.   EKCO Manufacturing of Ohio, Inc. (Delaware)
          5.   World Kitchen Canada (GHC), Inc.
          6.   WKI Latin America Holding, LLC (Delaware)
          7.   World Kitchen Canada, Inc. (Canada)
          8.   World Kitchen Canada (EHI), Inc.
          9.   World Kitchen (Asia Pacific) Pte. Ltd. (Singapore)
          10.  World Kitchen (Asia Pacific) Sdn Bdh (Malaysia)
          11.  World Kitchen ATG (M) SDN BHD (Malaysia)
          12.  World Kitchen Australia Pte. Ltd. (Australia)
          13.  World Kitchen (Korea) Co., Ltd. (Republic of Korea)
          14.  World Kitchen Mexico, S. de R. L. de CV fka VIA American (Mexico)
          15.  WKM, S. dw. L. de. C. V. (Mexico)
          16.  World Kitchen do Brasil Ltda. (Brazil)


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